CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Liberty Contrarian Funds, Liberty Contrarian Fund, Liberty
Contrarian Balanced Fund and The Liberty Fund Class A, B and C Shares Prospectuses and in the Liberty Contrarian Funds and Liberty Contrarian Balanced Fund Class I Shares Prospectuses and in the Liberty Contrarian Small-Cap Fund, Liberty Contrarian Income Fund and The Liberty Fund Class Z Shares Prospectuses and "Independent Auditors of the Fund" in the Liberty Contrarian Small-Cap Fund, Liberty Contrarian Equity Fund, Liberty Contrarian Income Fund, Liberty Contrarian Fund, Liberty Contrarian Balanced Fund and The Liberty Fund Statements of Additional Information in Post-Effective Amendment Number 119 to the Registration Statement (Form N-1A, No. 2-15184) of Liberty Funds Trust III, and to the incorporation by reference of our reports dated December 14, 2000 on Liberty Contrarian Small-Cap Fund (formerly, Liberty Special Fund), Liberty Contrarian Equity Fund, Liberty Contrarian Income Fund, Liberty Contrarian Fund, Liberty Contrarian Balanced Fund and The Liberty Fund (six of the series of Liberty Funds Trust III), included in the Liberty Contrarian Funds October 31, 2000 Annual Report and The Liberty Fund October 31, 2000 Annual Report, respectively.



                                         ERNST & YOUNG LLP


Boston, Massachusetts
February 27, 2001